EXECUTION COPY
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                                                                     Exhibit 2.5
                                                                     -----------

              Right of First Offer to Exclusive Commercial License

     This Right of First Offer to Exclusive Commercial License (the "Agreement"), dated as of January 23, 2001, is made by and between MathSoft, Inc., a Massachusetts corporation ("MathSoft" or the "Licensor"), and MathSoft
                                      --------          --------
Engineering & Education, Inc., a Delaware corporation (herein, "MEE" or the "Licensee").
 --------

     WHEREAS, contemporaneously with the execution hereof, MathSoft Corporate Holdings, Inc. ("Buyer") is acquiring from MathSoft, pursuant to a Stock
                   -----
Purchase Agreement among MathSoft, Buyer and MEE dated as of the date hereof, all of the outstanding capital stock of MEE; and

     WHEREAS,  MathSoft  obtained  a  contract (the "Phase I Contract") with the
                                                     ----------------
United  States  Department of Commerce ("Commerce") to fund the development of a
                                         --------
proposal  (the  "Phase  II  Proposal")  to  study  the  technical feasibility of
                 -------------------
"Structural  Analysis  and  Conversion  of  Mathematical  Expressions"  (the
"Project");
 -------

     WHEREAS, MathSoft will submit the Phase II Proposal to Commerce no later than February 28, 2001 and Commerce may agree to fund the Phase II Proposal on such terms and conditions as Commerce and MathSoft agree (the "Phase II
                                                                        --------
Contract");
--------

     WHEREAS, MathSoft is willing to continue work on the Project pursuant to the terms of the Phase II Contract;

     WHEREAS, MathSoft is willing to license any resulting Technology (as defined below) of the Project to MEE on the terms and subject to the conditions imposed by Commerce, the Phase II Contract, applicable laws and those herein contained;

     NOW THEREFORE, in consideration of the mutual undertakings contained herein and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, MathSoft and MEE hereby agree and covenant as follows:

     1.     Right of First Offer of Exclusive Commercial License.  To the extent
            ----------------------------------------------------
permitted by the Phase II Contract, Commerce and applicable law and subject to the terms and conditions of this Agreement, MathSoft hereby grants to MEE a right of first offer to an exclusive (except against MathSoft), worldwide right and commercial license (the "Exclusive Commercial License"), to commercially
                                 ----------------------------
develop and exploit the Technology of the Project as it pertains to conversion of equations from electronic media to MATHML (the "Right of First Offer").
                                                         --------------------

     2.     Phase  II  Contract;  Information.  MathSoft  shall use commercially
            --------------------  -----------
reasonable efforts to obtain the Phase II Contract on terms consistent with the Right of First Offer as set forth herein. In addition, MathSoft shall keep MEE informed as to the progress and status of the Project, and provide copies of any proposed reports to Commerce to MEE for MEE's review and comment prior to submission to Commerce.

     3.     Notification of Completion of Project and Exercise of Right of First
            --------------------------------------------------------------------
Offer.  Within  thirty  (30) days of the latter of a) completion of the Phase II
-----
Contract and b) submission of the final technology of the Project to Commerce (the "Technology"), MathSoft shall notify MEE of the completion of the Phase II
       ----------
Contract, if permitted by the Phase II Contract, Commerce and applicable law, and shall submit the Technology to MEE. MEE shall have thirty (30) days in which to notify MathSoft in writing that it has exercised the Right of First Offer.

4.     Negotiation  of  Exclusive  Commercial License.  (a) Upon notification by
       ----------------------------------------------
MEE to MathSoft of MEE's exercise of its Right of First Offer, the parties shall enter into good faith negotiations regarding the terms of the Exclusive Commercial License, which shall be on MathSoft's customary commercial terms at the time of the negotiations.

          (b)  The parties shall have sixty (60) days (the "Negotiation Period")
                                                            ------------------
in which to execute the Exclusive Commercial License on terms and conditions satisfactory to both parties (MathSoft's satisfaction being subject to its obligations under subparagraph (a) above). If the parties are unable to execute the Exclusive Commercial License at the end of the Negotiation Period, MEE hereby acknowledges and agrees that MathSoft has the right to begin negotiating a license agreement with third parties on terms and conditions satisfactory to MathSoft.

     5.     Retained  Rights  of  MathSoft  and Commerce.  MEE acknowledges that
            --------------------------------------------
MathSoft is and will at all times in the future be the owner of any and all intellectual property contained in the Technology and nothing contained in this Agreement or the Exclusive Commercial License shall be deemed to grant MEE any rights with respect to the Technology except as specifically set forth in the Exclusive Commercial License. The rights of MathSoft and MEE are and shall be subject to the rights of Commerce under applicable laws or as set forth in the Phase I Contract and the Phase II Contract.

     6.     Confidentiality.  MEE  shall  exercise  all necessary precautions to
            ---------------
safeguard the secrecy of the Technology and to prevent the unauthorized disclosure thereof, or of any party or parts thereof, to anyone other than those of MEE's officers and employees to whom it is necessary to disclose the same for MEE's use.

     7.     Non-Terminability.  The  Right  of  First Offer granted by Section 1
            -----------------
hereof shall not be terminable by MathSoft or any successor, assignee or party claiming through MathSoft except for a material breach of the terms hereof or as set forth in Section 19 hereof.

     8.     Notices.  All  notices,  requests, consents and other communications
            -------
hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, return receipt requested, postage prepaid.

     If  to  MEE:        MathSoft Engineering & Education, Inc.
                         101  Main  Street
                         Cambridge,  MA  02142
                         Attn:  James C. Randles, Chief Executive Officer
                         Phone:  (617) 577-1017
                         Fax:    (617) 577-8829

     If to MathSoft:     MathSoft,  Inc.
                         1700  Westlake  Ave.  N.  #500
                         Seattle,  WA  98109
                         Attn:  Charles J. Digate, Chief Executive Officer
                         Phone:  (206) 283-8802
                         Fax:    (206) 283-8691


     All notices, requests, consents and other communications hereunder shall be deemed to have been given upon actual receipt, or if earlier, either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made. In the event of a change in the address of the place of business of either party while this Agreement is in effect, such party shall promptly notify the other party in writing, and following receipt of the change of address notification, all written notices required under this Agreement shall be directed to the new address.

     9.     Entire  Agreement.  This Agreement embodies the entire agreement and
            -----------------
understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

     10.     Modification  and  Amendments.  The  terms  and  provisions of this
             -----------------------------
Agreement may be modified or amended only by written agreement executed by all parties hereto.

     11.     Waivers  and  Consents.  The  terms and provision of this Agreement
             ----------------------
may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or no similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

     12.     Assignment.  The  rights  and  obligations under this Agreement may
             ----------
not be assigned by either party hereto without the prior written consent of the other party, which shall not be unreasonably withheld or delayed, provided that either party may assign its rights and obligations hereunder without such consent to any subsidiary or parent or to any person who acquires all or substantially all of the assets of such party whether by merger, asset purchase, or otherwise; provided, however that neither party may assign its rights to a
                ------------------
competitor of the other party without such other party's prior written consent. Effective upon any such assignment, the assigning party shall be released from all obligations and liabilities henceforth accruing after the date of such assignment.

     13.     Benefit.  All  statements,  representations,  warranties, covenants
             -------
and agreements in this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

     14.     Governing  Law.  This  Agreement  and the rights and obligations of
             --------------
the parties hereunder shall be construed in accordance with and governed by the law of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

     15.     Severability.  In  the  event  that  any  court  of  competent
             ------------
jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect, provided, that if without such invalid provisions, the fundamental mutual objectives of the parties cannot be achieved, then either party may terminate this Agreement without penalty by written notice to the other.

     16.     Headings  and  Captions.  The  headings and captions of the various
             -----------------------
subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

     17.     No Waiver of Rights, Powers and Remedies.  No failure or delay by a
             ----------------------------------------
party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

     18.     Counterparts.  This  Agreement  may  be  executed  in  one  or more
             ------------
counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     19.     Termination.  In  the  event  that  (i) Commerce shall not fund the
             -----------
Phase II contract on terms and conditions substantially as set forth in the Phase II Proposal; (ii) despite MathSoft's commercially reasonable efforts under
Section 2 above, the Phase II Contract does not permit the license of the Technology to MEE; (iii) MEE shall decline to exercise its Right of First Offer;
(iv) MEE or MathSoft shall make a general assignment for the benefit of creditors; (v) MEE or MathSoft shall file or have filed on its behalf a voluntary or involuntary petition in bankruptcy which is not dismissed within ninety (90) days; MathSoft shall then have the option of terminating this Agreement by written notice thereof submitted to MEE. If terminated pursuant to
(i), (ii) or (iii) of this Section 19, such termination shall automatically become effective three (3) business days after mailing by MathSoft of such notice. If terminated pursuant to (iv) or (v) of this Section 19, such termination shall automatically become effective thirty (30) calendar days following mailing by MathSoft of such notice.

     20.     Improvements.  MathSoft  shall own all right, title and interest in
             ------------
any intellectual property rights that may accrue from any discovery, development, or are otherwise acquired (the "Improvements") in the course of
                                                 ------------
research  or  development  of the Project, subject to this Right of First Offer.

     21.     Issuance  of Phase II Contract.  Upon the acceptance by Commerce of
             ------------------------------
the Phase II Proposal and the issuance of the Phase II Contract, MathSoft shall notify MEE within ten (10) business days and provide MEE a copy of the Phase II Contract.

     22.     No  Liability  if  No  License  Permitted.  If,  despite MathSoft's
             -----------------------------------------
commercially reasonable efforts under Section 2 above, the Phase II Contract, applicable law or Commerce does not permit MathSoft to license the Technology to MEE, MathSoft shall not be liable to MEE for any costs, expenses or damages in connection with its inability to license the Technology and this Agreement shall terminate in accordance with the provisions of Section 19.

     23.     Return of Technology Upon Termination of  Agreement if No Exclusive
        ------------------------------------------------------------------------
Commercial  License  Executed.  If the Agreement is terminated due to a material
-----------------------------
breach by MEE or pursuant to Section 19, MEE shall return the Technology to MathSoft within five (5) business days of the termination, subject to applicable laws.

     IN WITNESS WHEREOF, MathSoft and MEE have executed this Agreement under seal as of the day and year first written above.

                                   MATHSOFT,  INC.

                                   By:  /s/  Charles  J.  Digate

                                   Name:  Charles  J.  Digate

                                   Title:  President and Chief Executive Officer

                                   MATHSOFT  ENGINEERING  &  EDUCATION,  INC.

                                   By:  /s/  Dermot  P.  O'Grady

                                   Name:  Dermot  P.  O'Grady

                                   Title:  Vice  President